Exhibit 18

EX-FILING FEES

FEE TABLE FOR

FORM N-14

Calculation of Filing Fee Tables

N-14 8C

(Form Type)

VIRTUS STONE HARBOR EMERGING MARKETS INCOME FUND

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.00001
Fees Previously Paid			457(d)	11,900,000	$4.17	$49,623,000(1)	0.00011010	$5,468.45
	Total Offering Amounts					$49,623,000		$5,468.45
	Total Fees Previously Paid							$5,468.45
	Total Fee Offsets							$0.00
	Net Fee Due							$0.00

(1)	Estimated pursuant to Rule 457(d) under the Securities Act of 1933 solely for the purpose of determining the registration fee.